CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249970 on Form S-6 of our report dated January 8, 2021, relating to the financial statements of FT 9110, comprising Dow(R) Target 5 1Q ‘21 - Term 4/8/22 (The Dow(R) Target 5 Portfolio, 1st Quarter 2021 Series); Dow(R) Target Dvd. 1Q ‘21 - Term 4/8/22 (The Dow(R) Target Dividend Portfolio, 1st Quarter 2021 Series); S&P Dvd. Aristocrats Target 25 1Q ‘21 - Term 4/8/22 (S&P Dividend Aristocrats Target 25 Portfolio, 1st Quarter 2021 Series); S&P Target 24 1Q ‘21 - Term 4/8/22 (S&P Target 24 Portfolio, 1st Quarter 2021 Series); S&P Target SMid 60 1Q ‘21 - Term 4/8/22 (S&P Target SMid 60 Portfolio, 1st Quarter 2021 Series); Target Divsd. Dvd. 1Q ‘21 - Term 4/8/22 (Target Diversified Dividend Portfolio, 1st Quarter 2021 Series); Target Focus 4 1Q ‘21 - Term 4/8/22 (Target Focus Four Portfolio, 1st Quarter 2021 Series); Target Global Dvd. Leaders 1Q ‘21 - Term 4/8/22 (Target Global Dividend Leaders Portfolio, 1st Quarter 2021 Series); Target Growth 1Q ‘21 - Term 4/8/22 (Target Growth Portfolio, 1st Quarter 2021 Series); Target Triad 1Q ‘21 - Term 4/8/22 (Target Triad Portfolio, 1st Quarter 2021 Series); Target VIP 1Q ‘21 - Term 4/8/22 (Target VIP Portfolio, 1st Quarter 2021 Series); and Value Line(R) Target 25 1Q ‘21 - Term 4/8/22 (Value Line(R) Target 25 Portfolio, 1st Quarter 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 8, 2021